Exhibit 10.41

MASTER AGREEMENT

BETWEEN

VIROPHARMA INCORPORATED

AND

OSG NORWICH

PHARMACEUTICALS, INC.

TABLE OF CONTENTS

1	DEFINITIONS	3

2	SCOPE	8

3	INTELLECTUAL PROPERTY	8

4	FORECASTS, ORDERS, AND SHIPPING	11

5	COMPENSATION	12

6	VIROPHARMA SUPPLIED MATERIALS	14

7	OSG SUPPLIED MATERIALS	15

8	COMPLIANCE	15

9	SUPPLIER RELATIONSHIP	21

10	REPRESENTATIONS AND WARRANTIES: VIROPHARMA	21

11	REPRESENTATIONS AND WARRANTIES: OSG	22

12	CONFIDENTIALITY	22

13	OTHER COVENANTS AND AGREEMENTS	24

14	INDEMNIFICATION; REMEDIES	25

15	INSURANCE	26

16	TERM AND TERMINATION	27

17	[RESERVED]	28

18	MISCELLANEOUS	28

Exhibits:

A:	Manufacturing Requirements Document - (MRD) Table of Contents Guideline

Master Agreement

THIS MASTER AGREEMENT (“Agreement”) is effective as of December 1, 2005 (“Effective Date”) by and between OSG NORWICH PHARMACEUTICALS, INC., incorporated under the laws of Country, with its principal place of business 6826 State Highway 12, Norwich, NY 13815 (“OSG”), and ViroPharma Incorporated, incorporated under the laws of Delaware, with its principle place of business at 397 Eagleview Boulevard, Exton, Pennsylvania (“ViroPharma”).

WHEREAS, OSG is a contract development, manufacturing, and packaging company. OSG is a full-service outsourcing provider of Rx and OTC pharmaceuticals offering comprehensive manufacturing support — from clinical trial through scale-up to commercial launch for the production, packaging and distribution of solid dose, semi-solid and liquid medications.

WHEREAS, ViroPharma may utilize the contract development, manufacturing and/or packaging services of OSG from time to time pursuant to the terms of this Agreement and any mutually agreed upon Project Agreements (hereafter defined), and OSG desires to provide such services to ViroPharma.

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, OSG and ViroPharma (which shall also hereinafter be referred to individually as a “Party” or collectively as the “Parties”) hereby agree as follows:

1 DEFINITIONS

1.1	“Active Pharmaceutical Ingredient” means bulk active pharmaceutical ingredient necessary to manufacture a Product which is further identified in the applicable Project Agreement.

1.2	“Actual Yield” with respect to a Product, shall mean the amount of finished cartons of such Product shipped to ViroPharma that was actually produced from the amount of Active Pharmaceutical Ingredient used to Manufacture a batch of such Product.

1.3	“API Reimbursement Price” means the agreed to value of the Active Pharmaceutical Ingredient in U.S. dollars per batch of Product, as defined in the Project Agreement.

1.4	“API Specifications” means the specifications for Active Pharmaceutical Ingredient set forth in the applicable Project Agreement.

1.5	“Affiliate” means, with respect to any Person, any Persons directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes of this definition, “controlled” (including the terms “controlled by” and “under common control with”), as used with respect to any Person, means the direct or indirect ability or power to direct or cause the direction of management policies of such Person or otherwise direct the affairs of such Person, whether through ownership of voting securities, by contract or otherwise.

1.6	“Applicable Laws” means all applicable federal, state and local laws, statutes, ordinances, rules, and regulations of any kind whatsoever, and any applicable orders, injunctions, or decrees of any court, administrative agency, or similar authority, whether federal, state, or local.

1.7	“Calendar Quarter” means the three-month period ending on March 31, June 30, September 30 or December 31.

1.8	“Campaign”, with respect to a Product, shall mean the continuous manufacturing of a series of batches of that Product within a pre-determined time frame.

1.9	“cGMP” means the current good manufacturing practices described in title 21 of the Code of Federal Regulations, parts 210 and 211, and any comparable laws, rules or regulations of any Foreign Jurisdiction.

1.10	“Claim” means any and all costs, losses, claims, liabilities, demands for payment, threatened government enforcement actions, fines, penalties, damages and expenses, court costs, and reasonable fees and disbursements of counsel, consultants, and expert witnesses (including interest which may be imposed in connection therewith).

1.11	“Commencement Date”, with respect to a Product, means the date upon which ViroPharma, following first regulatory approval, in its sole discretion, decides to market the Product in the applicable Territory or as otherwise defined in the applicable Project Agreement.

1.12	“Confidential Information” means Know-How and all information and data provided by a Party (the “Disclosing Party”) or its Representatives to the other Party (the “Receiving Party”) or its Representatives, including the terms, conditions and existence of this Agreement and information of a third party that the Disclosing Party or its Representatives has an obligation to maintain in confidence, except any portion thereof which: (i) is known to the Receiving Party or its Affiliates as evidenced by its written records before receipt thereof from the Disclosing Party; (ii) is disclosed to the Receiving Party or its Affiliates after acceptance of this Agreement by a third person (other than its Representatives with respect to information disclosed pursuant to this Agreement) who has the right to make such disclosure; (iii) is or becomes part of the public domain through no fault of the Receiving Party or its Representatives; or (iv) which the Receiving Party can reasonably establish is independently developed by employees of the Receiving Party or its Affiliates who have not had access to the information disclosed hereunder.

1.13	“Defect” means an impurity, contamination or non-conformity in the Product caused by (i) a non-conformance to the Specifications; (ii) the negligence or willful misconduct of OSG, or its Representatives; and/or (iii) a breach of this Agreement by OSG. Product that is subject to a Defect may be referred to herein as “Defective.”

1.14	“Development Activities”, with respect to a Product, means the development activities, if any, identified in the Project Agreement for such Product.

1.15	“Development Fees”, with respect to a Product, means the development fees, if any, identified in the Project Agreement for such Product.

1.16	“Facility”, with respect to a Product, means OSG’s manufacturing facility located at (6826 State Highway 12 / Norwich, NY 13815) or any other facility where such Product is manufactured pursuant to this Agreement.

1.17	“FDA”, means the United States Food and Drug Administration, any comparable agency in any Foreign Jurisdiction, and any successor agency or entity to any of the foregoing that may be established thereafter.

1.18	“Fixed Price Period”, with respect to a Product, means the period set forth in the applicable Project Agreement.

1.19	“Foreign Jurisdiction”, with respect to a Product, means any jurisdiction included within a Territory where such Product will be marketed not governed by the United States or any political subdivision thereof.

1.20	“Know-How” means, with respect to a Party, all technical and regulatory information which is owned by, co-owned by, possessed by or licensed to such Party (including without limitation licenses or rights granted in or to use third party patents and or technology), including in the case of ViroPharma, such information and data delivered by ViroPharma’s contractors or previously delivered by Eli Lilly and Company, which is proprietary and which is necessary or useful for the Manufacture of Product and any Development Activities associated therewith, whether patentable or unpatentable, including, without limitation, all secret and confidential technical, chemical and scientific information, and all specifications, methods, formulae, batch records, technology and other data.

1.21	“Labeling”, with respect to a Product, means the label affixed to the applicable container, the package insert and the applicable container carton or any Product specific printed information packaged with such Product.

1.22	“ViroPharma Patents”, with respect to a Product, means rights under all ViroPharma owned patents (including all reissues, extensions, substitutions, confirmations, re-registrations, re-examinations, re-validations, patents of addition, Supplementary Protection Certificates or the equivalents thereof) and patent applications (including, without limitation, all continuations, continuations-in-part and divisional), in each case, claiming an invention which is necessary or desirable for the design, development, testing, manufacture and sale of such Product; and those patents and patent applications as described above of third parties under which ViroPharma has a right to have Product or API made, in each case, claiming an invention which is necessary or desirable for the design, development, testing, manufacture and sale of such Product.

1.23	“Manufacture” means the manufacturing, testing, packaging, Labeling, storing and preparing for shipment (FOB Facility) to ViroPharma or to a location designated by ViroPharma.

1.24	“Master Batch Record”, with respect to a Product, means the formal set of instructions for the preparation of such Product, developed and maintained in OSG standard format, by OSG.

1.25	“Manufacturing Relationship Document” or “MRD” means a document that may contain certain procedures and personnel contacts relating to the manufacture and supply of Product by OSG to ViroPharma that will be compiled and agreed upon between the Parties as soon as practicable after the Effective Date. The MRD describes how OSG and ViroPharma will work together in coordinating the forecasting, ordering, manufacturing, packaging, labeling, shipping and storing of Product. It shall also describe how OSG and ViroPharma will work together to assure Product quality and overall manufacturing performance. The MRD will be subject to and not inconsistent with the terms of this Agreement and the applicable Project Agreement. In the event of conflict between the MRD, this Agreement or the applicable Project Agreement, the terms of this Agreement, or the applicable Project Agreement will govern. The MRD will be developed by a designated ViroPharma representative and signed by an authorized ViroPharma representative. The ViroPharma representative may modify the MRD in its entirety or by a single section from time to time through the issuance of a revision signed on behalf of each of the Parties by an authorized ViroPharma representative. Exhibit A attached hereto sets forth a non-exclusive list of the topics the parties intend to cover in the MRD.

1.26	“Minimum Yield”, with respect to a Product, shall mean the minimum amount of finished cartons of such Product that should be produced from the amount of Active Pharmaceutical Ingredient used to Manufacture a batch such Product, as identified in the applicable Project Agreement.

1.27	“NDA”, with respect to a Product, means the New Drug Application identified in the applicable Project Agreement, including any subsequent submissions, supplements, or amendments thereto, and any comparable applications required by a Foreign Jurisdiction for such Product, including any subsequent submissions, supplements or amendments thereto.

1.28	“NADA”, with respect to a Product, means the New Animal Drug Application identified in the applicable Project Agreement, including any subsequent submissions, supplements, or amendments thereto, and any comparable applications required by a Foreign Jurisdiction for such Product, including any subsequent submissions, supplements or amendments thereto.

1.29	“Person” means a natural person, a corporation, a partnership, a trust, a joint venture, a limited liability company, any governmental authority, or any other entity or organization.

1.30	“Price”, means the price that ViroPharma shall pay to OSG for Services as set forth in the applicable Project Agreement.

1.31	“Product” means the various forms and presentations of a product containing Active Pharmaceutical Ingredient set forth in a Project Agreement

1.32	A “Product Supply Year” means, with respect to a Product, the period beginning as of the Commencement Date for such Product and ending on December 31 of the calendar year in which the Commencement Date occurs, and each calendar year thereafter during the term of the applicable Project Agreement.

1.33	“PEG” means polyethylene glycol [***].

1.34	“PEG Specifications” means, with respect to a Product that uses PEG to Manufacture the Product, the specifications for the PEG set forth in the applicable Project Agreement.

1.35	“Project Agreement” means a written agreement executed by ViroPharma and OSG describing the details of the Services to be provided to ViroPharma pursuant to the terms of this Agreement and such Project Agreement.

1.36	“Project Agreement Effective Date”, with respect to a Product, means the effective date of the applicable Project Agreement as identified in such Project Agreement.

1.37	“Quality Agreement” means, with respect to a Product, an agreement between the parties which describes the quality and regulatory responsibilities relating to the Manufacture and release for sale of such Product to ViroPharma. Where practicable, the Quality Agreement will be compiled and agreed upon by the parties prior to initiation of the process validation batches. The Quality Agreement will be subject to and not inconsistent with the terms of this Agreement, the related Project Agreement and the Specifications, and in the event of conflict between terms of this Agreement, the Project Agreement and/or the Specifications, as applicable, on one hand, and the Quality Agreement on the other, this Agreement, the Project Agreement or the Specifications, as applicable, will govern. The Quality Agreement may be modified from time to time through the issuance of a revised document signed on behalf of each of the parties by an authorized representative(s) incorporating the modification(s) and stating the reason for revisions, effective date and revision number of the document. A reference to “MRD/Quality Agreement” in this Agreement will mean the MRD and/or the Quality Agreement, as the context requires.

1.38	“Regulatory Approval” shall mean satisfaction of any and all applicable FDA registration and notification requirement with respect to Manufacturing a Product.

1.39	“Representatives”, with respect to a Party, (i) its Affiliates, contractors and subcontractors, and (ii) the agents, employees, consultants and advisors of such Party and its Affiliates, contractors and subcontractors.

1.40	“Services”, means development, manufacturing or packaging of a Product as further defined in each Project Agreement.

1.41	“Specifications”, with respect to a Product, means the specifications for Manufacturing and testing such Product set forth in the applicable Project Agreement.

1.42	“Territory”, with respect to a Product, means the territory in which ViroPharma will sell such Product purchased from OSG that is identified and agreed to in the applicable Project Agreement.

[***]	Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

1.43	“United States” shall mean the fifty (50) states and the District of Columbia constituting the United States of America and any commonwealth or territory owned or controlled by the United States of America.

2 SCOPE

2.1	Manufacture of Product. The Parties may from time to time enter into a Project Agreement with respect to a particular Product described therein. Each project described in a Project Agreement will be governed by the terms and conditions of this Agreement and such applicable Project Agreement. Each Project Agreement will (i) describe the Services associated with the Product, (ii) describe the Product and its Specifications, (iii) set the Price for the Services, (iv) state that the project described in the Project Agreement will be governed by the terms, provisions and conditions of this Agreement, and (v) include any other information required to be provided pursuant to this Agreement or any additional provision the Parties may mutually agree upon.

2.2	Changes in Specifications. ViroPharma shall have the right upon written notice to OSG to request OSG to institute a change in the Specifications for a Product. OSG shall respond in writing within [***] ([***]) days whether OSG is capable of instituting the change in the Specifications requested by ViroPharma, the time frame necessary for OSG to implement that change, and what effect, if any, OSG believes the implementation of such change will have on the (Services and/or Manufacturing) Price. OSG shall use commercially reasonable efforts to institute all changes in the Specifications requested by ViroPharma. If OSG indicates that it is not capable of instituting a change in Specifications requested by ViroPharma and the changes are required by law or by competent governmental authority, the inability of OSG shall be deemed a force majeure condition affecting the performance of OSG and subject to Section 18.1. If OSG indicates it is capable of implementing the change in Specifications requested by ViroPharma, the Parties shall in good faith agree on the date for implementation of the change and what increase or decrease, if any, in the (Services and/or Manufacturing) Price and/or other costs associated with such change.

3 INTELLECTUAL PROPERTY

3.1	Ownership and License of ViroPharma Technology. ViroPharma shall retain ownership of all information, documents, and materials which ViroPharma or its Representatives, including Lilly, provide to OSG in connection with the performance of this Agreement and all Project Agreements. Further, ViroPharma shall have the right to obtain and use copies of all reports, documents and other tangible materials generated by OSG which are related to the Product as part of the Services rendered under this Agreement. Any inventions, whether patentable or unpatentable, derived from ViroPharma’s Confidential Information, ViroPharma Know-How or any ViroPharma Patents which are conceived or reduced to practice in the course of this Agreement by one or more employees or agents

[***]	Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

of OSG (the “New Inventions”) shall be promptly assigned to ViroPharma by OSG. OSG shall immediately disclose any New Inventions to ViroPharma in writing. Should ViroPharma decide to file a patent application to cover any New Inventions, OSG and ViroPharma shall cooperate in the preparation and prosecution of such patent applications. OSG represents and warrants that its employees and agents are under an obligation to assign inventions made in the course of their employment to OSG. All costs relating to the preparation and filing of patent applications and for maintenance of patents covering New Inventions shall be borne by ViroPharma. ViroPharma hereby grants to OSG a non-exclusive, world-wide, royalty-free license (with a right to sublicense) under the New Inventions, provided that OSG shall not use any ViroPharma Know-How, ViroPharma Patents or New Inventions to develop, make, have made, use, offer to sell, sell or import a product which is competitive with any Product manufactured under this Agreement including any Project Agreement. Licenses to ViroPharma Know-How and ViroPharma Patents granted to OSG hereunder shall terminate immediately upon termination or expiration of the applicable Project Agreement.

3.2	Ownership and License of OSG Technology. If OSG suggests to ViroPharma and ViroPharma agrees to the use of specific OSG patents or OSG Know-How that were developed outside the scope of this Agreement, OSG shall grant to ViroPharma a non-exclusive, world-wide, royalty-free license under such OSG patents or OSG Know-How for purposes of developing, making, having made, using, offering to sell, selling and importing Product. Upon the termination of this Agreement the foregoing license will continue irrevocably subject to a royalty rate to be negotiated in good faith by the parties.

3.3	Joint Inventions. If any activities under this Agreement, Project Agreement or MRD result in a patentable invention made jointly by one or more members of OSG and one or more representatives of ViroPharma, as determined by United States laws of inventorship (a “Joint Invention”), title to any patent application that covers such Joint Invention, and any patent or patents maturing therefrom shall be held by ViroPharma. ViroPharma hereby grants to OSG a non-exclusive, world-wide, royalty-free license (with a right to sublicense) to such Joint Inventions, provided that OSG shall not use any Joint Inventions to develop, make, have made, use, offer to sell, sell or import a product which is competitive with any Product manufactured under this Agreement including any Project Agreement. Filing and prosecution of patent applications covering Joint Inventions shall be at ViroPharma’s discretion, and shall be carried out by counsel chosen by ViroPharma, and ViroPharma shall bear all costs associated with filing, prosecution, and maintenance of such patent applications.

3.4	Trademarks. ViroPharma hereby grants to OSG a nonexclusive license to use the trademarks “VIROPHARMA”, and any trademarks which are identified in a Project Agreement as a “Product Trademark,” for the sole purpose of labeling and packaging Product that is Manufactured for ViroPharma in accordance with this Agreement and the applicable Project Agreement and Quality Agreement. Such license shall terminate immediately upon termination or expiration of this Agreement and/or the applicable Project Agreement with respect to a Product Trademark. OSG may not sublicense its rights under this paragraph except with ViroPharma’s written consent, which consent may be withheld by ViroPharma for any reason.

3.5	Settlement. If a third party asserts that a patent or other right owned by it is infringed by the use of OSG patent rights or OSG Know-How in the Manufacture of the Product, OSG shall attempt to resolve the problem raised by the asserted infringement. The matter shall be deemed resolved if OSG obtains: a) a license permitting ViroPharma to use the OSG patent rights or OSG technology for the Product with either no royalties or royalties payable by OSG; or b) an agreement from the third party that: i) no action will be taken against ViroPharma or ViroPharma’s sublicenses, or ii) that the patent or other right is not infringed by ViroPharma or ViroPharma’s sub licensee; or c) a holding that the third-party patent is invalid, or the third-party patent or other right is unenforceable or not infringed by a court of competent jurisdiction from which no appeal has or can be taken.

3.6	Litigation

(a)	If the manufacture or sale of Product results in a claim or an assertion of a claim for patent infringement against ViroPharma, based upon OSG Patents or OSG Know-How, the Party to this Agreement first having notice of that claim shall promptly notify the other Party in writing. The notice shall set forth the facts of the claim in reasonable detail. OSG shall have the primary right, but not the obligation, to defend against such claim. ViroPharma shall cooperate with OSG at OSG request, cost and expense in such defense and shall have the right to be represented by counsel of its own choice at ViroPharma’s expense. If OSG shall fail to commence defense against such claim within a period of sixty (60) days after receiving written notice from ViroPharma or otherwise of such claim, ViroPharma shall have the right, but not the obligation, to so defend at OSG expense by counsel of ViroPharma’s own choice and OSG shall have the right, at its own expense, to be represented by counsel of its own choice. OSG shall reimburse ViroPharma for any Claims incurred by ViroPharma as a result of an infringement claim described in this paragraph.

(b)	If the use of any ViroPharma Patents, ViroPharma Know-How, New Inventions or Joint Inventions result in a claim for patent infringement against OSG, the Party to this Agreement first having notice of that claim shall promptly notify the other Party in writing. The notice shall set forth the facts of the claim in reasonable detail. ViroPharma shall have the primary right, but not the obligation, to defend against such claim. OSG shall cooperate with ViroPharma at ViroPharma’s request, cost and expense in such defense and shall have the right to be represented by counsel of its own choice at OSG expense. If ViroPharma shall fail to commence defense against such claim within a period of sixty (60) days after receiving written notice from OSG or otherwise of such claim, OSG shall have the right, but not the obligation, to so defend by counsel of OSG own choice and ViroPharma shall have the right, at its own expense, to be represented by counsel of its own choice. ViroPharma shall reimburse OSG for any Claims incurred by OSG as a result of an infringement claim described in this paragraph.

3.7	Third Party Infringement. If any ViroPharma Patent or patent claiming a Joint Invention or New Invention or any ViroPharma Know-How is infringed by a third party, the Party to this Agreement first having knowledge of such infringement shall promptly notify the other in writing. The notice shall set forth the facts of that infringement in reasonable detail.

ViroPharma shall have the exclusive right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to such infringement of a ViroPharma Patent or patent claiming a Joint Invention or New Invention or ViroPharma Know-How, by counsel of its own choice, and OSG shall have the right, at its own expense, to be represented in that action by counsel of its own choice.

If ViroPharma brings any such action or proceeding, OSG agrees to be joined as a party plaintiff and to give ViroPharma reasonable assistance and authority to file and prosecute the suit. The out-of-pocket costs and expenses of OSG shall be reimbursed first out of any Claims recovered in favor of OSG and/or ViroPharma. ViroPharma, as the Party initiating and prosecuting the action to completion shall be entitled to the balance of any remaining Claims.

3.8	Protection and Use of Intellectual Property. Except as expressly set forth in a Project Agreement and for a period of [***] post termination of this Agreement, OSG shall not for such time as ViroPharma’s Confidential Information, Know-How or any ViroPharma Patents or patent claiming a Joint Invention or New Invention (collectively the “Intellectual Property”) are not in the public domain, make use of or disclose the Intellectual Property, whether for itself or for any other third party, in the manufacture of any product containing the API of any Product manufactured under this Agreement without obtaining ViroPharma’s prior written consent.

4 FORECASTS, ORDERS, AND SHIPPING

4.1	Product Forecasts.

(a)	Initial Forecast. ViroPharma shall provide in writing to OSG as soon as reasonably practicable after the Effective Date, a non-binding [***] year ([***]) estimate of ViroPharma’s Calendar Quarter requirements.

(b)	Quarterly Forecast. Before the end of the [***] of each Calendar Quarter, ViroPharma shall provide to OSG a forecast of the estimated quantities of the Product for the succeeding [***] ([***]) Calendar Quarters. The quantity of Product for the [***] Calendar Quarter, and [***] percent ([***]%) of the quantity of Product for the [***] Calendar Quarter, shall be binding on ViroPharma (the “Binding Quantity”), and ViroPharma shall submit purchase orders, as described below, for at least this Binding Quantity. The quantity of Product for the remaining [***] ([***]) successive Calendar Quarters shall be considered non-binding. However, if requested by ViroPharma, OSG shall be obligated to deliver at least [***] percent ([***]%) of the quantity forecasted for the [***] successive Calendar Quarter in the Quarterly Forecast. Notwithstanding the foregoing provisions of this Section 4.1(b), each of the parties’ rights and obligations described in this Section 4.1(b) are subject to any limitations in or exceptions to ViroPharma’s obligations to purchase Product from OSG that are described in a Project Agreement.

[***]	Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

4.2	Purchase Orders. ViroPharma shall submit a purchase order to OSG for the Product desired at least [***] ([***]) days (“Minimum Lead Time”) before the requested shipment date. Each purchase order shall specify the shipment date, the quantity ordered, and the delivery terms.

4.3	Product Shipment. OSG shall provide to ViroPharma at least [***] ([***]) business days prior to the requested shipment date in the purchase order, all Certificates of Analysis and Certificates of Conformance for the Product. Upon request by ViroPharma, OSG shall also provide related batch documentation, Product samples, samples of printed materials, and any documentation required to assist ViroPharma to determine whether the Product can be released for shipment and commercial sale. ViroPharma shall have [***] ([***]) business days after receipt of the Certificates and requested samples and documentation to notify OSG in writing whether it agrees that the Product can be released for shipment. Within [***]after receiving ViroPharma’s written release to ship, OSG shall ship the Product to ViroPharma, or to any other destination in accordance with shipping and packaging instructions contained in the MRD. Shipment by OSG shall be FOB OSG Facility per carrier designated by ViroPharma.

5 COMPENSATION

5.1	Price. ViroPharma shall pay to OSG the Price as set forth in the applicable Project Agreement as OSG’s total compensation for Services, including all labor, materials, facilities, equipment (includes maintenance, modification, re-tooling and/or set up), services, taxes, overhead, and profit.

5.2	Currency. All transactions shall be in United States dollars.

5.3	Adjustments to Price. The Price could change pursuant to the applicable Project Agreement after review by ViroPharma representatives and OSG representatives. If necessary mutually agreed Price Adjustments could be implemented.

5.4	Yield. OSG shall provide ViroPharma in writing, within [***] business days after the end of each month, data describing Actual Yield realized in the immediately preceding month.

Unless otherwise stated in a Project Agreement:

(a)	On a Project Agreement by Project Agreement basis, every [***] months commencing with the start of commercial production of a Product after approval by the FDA of the Facility for such Product, the parties shall compare the aggregate Actual Yield for such [***] month period (the “[***]Month Actual Yield”) to the aggregate Minimum Yield for such [***] month period (the “[***] Month Minimum Yield”). All batches of Product Manufactured during such [***] month period with a yield less than the Minimum Yield that are caused by (i) [***], or (ii) matters governed by Section 18.1 below, shall be excluded from the calculation of the [***] Month Actual Yield and the [***] Month Minimum Yield.

[***]	Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(b)	Unless otherwise specified in the Project Agreement, if the [***] Month Actual Yield is less than the [***] Month Minimum Yield, then OSG shall reimburse to ViroPharma an amount equal to [***]. At ViroPharma’s option, reimbursement shall be made to ViroPharma as a set off against invoices that ViroPharma owes OSG, or against future invoices related to the Product.

5.5	Loss of Active Pharmaceutical Ingredient. Subject to Section 18.1 below, if any Active Pharmaceutical Ingredient, non-processing losses, work in process or Product is destroyed, damaged or lost while risk of loss lies with OSG, OSG shall reimburse ViroPharma for [***] of such lost, destroyed or damaged Active Pharmaceutical Ingredient at [***]. Reimbursement shall be made within [***] ([***]) days after determining the root cause for the loss and shall, at ViroPharma’s option, be made to ViroPharma as a set off against invoices that ViroPharma owes OSG, or against future invoices related to the Product. Such destroyed, damaged or lost Active Pharmaceutical Ingredient shall not be included in the calculation of Actual Yield or the Minimum Yield.

5.6	Delayed Shipment Discount. OSG will notify ViroPharma immediately if it believes it will not be able to ship the Product by the requested ship date in the purchase order. If OSG ships the Product later than ([***]) business days after the requested ship date in the purchase order (“Grace Period”), where the lateness is within OSG control, and the relevant purchase order by ViroPharma met the Minimum Lead Time requirement, and the failure to ship is not attributable to ViroPharma or as a result of Force Majeure (hereinafter defined), then OSG will discount the Price (or, if a Project Agreement breaks down the Price into “Materials Costs” and Non-Materials Costs”, then OSG will discount the Non-Materials component of the Price) by [***] percent ([***]%), plus [***] percent ([***]%) for each day the Product does not ship after the Grace Period, up to [***]percent ([***]%) of the Price (or, if a Project Agreement breaks down the Price into “Materials Costs” and “Non-Materials Costs”, up to [***]% of the Non-Materials component of the Price). Payment shall be made within [***] ([***]) days after the required shipping date on the applicable purchase order and shall, at ViroPharma’s option, be payable by check or as a setoff against other payments that ViroPharma may owe OSG. If OSG fails to ship Product by the requested ship date in the purchase order for [***] ([***]) quarters in a calendar year or [***] ([***]) quarters over the term of the applicable Project Agreement, ViroPharma shall have the following options: (1) terminate that Project Agreement under Section 16.2 due to a Material Breach, or (2) declare that Project Agreement non-exclusive (if agreement was exclusive) so that ViroPharma may immediately begin to obtain any or all of its Product needs from another source. In the event ViroPharma obtains Product from another source, then any Product obtained will reduce the Binding Quantities of Product ViroPharma is required to purchase from OSG. OSG will indemnify ViroPharma for all fully documented direct costs and expenses, including the purchase price of replacement Product in excess of the then current Price hereunder, incurred by ViroPharma in manufacturing or purchasing such replacement Product, less any unit supply cost savings obtained by ViroPharma.

[***]	Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

5.7	Invoices. OSG shall invoice ViroPharma (referencing ViroPharma’s purchase order number) upon shipment of the applicable Product, or completion of the services at the following address, unless otherwise notified in writing by ViroPharma:

ViroPharma Incorporated

Attn: Accounts Payable - [***]

397 Eagleview Boulevard

Exton, PA 19341

5.8	Payment. ViroPharma shall pay the invoiced Price for non-Defective Product delivered, and any other amounts invoiced pursuant to the applicable Project Agreement, to OSG within [***] ([***]) days after ViroPharma’s receipt

5.9	Limitation. Notwithstanding the foregoing, OSG shall have no obligation to reimburse ViroPharma in respect of a Product that is not saleable because of inadequacies or deficiencies in the Specifications.

6 VIROPHARMA SUPPLIED MATERIALS

6.1	Active Pharmaceutical Ingredient.

(a)	CGMP Testing. Each calendar year, for at least [***] ([***]) lots of API received by OSG, OSG shall perform such tests as are necessary for it to determine whether the API meets the API Specifications in order to ensure that the API complies with cGMP requirements. OSG shall inform ViroPharma within [***] ([***]) business days of any API tested by OSG that fails to meet the API Specifications. OSG shall retain for [***] ([***]) days, for ViroPharma’s inspection, any such API that fails to meet the API Specifications.

(b)	Damage/Discrepancies. OSG shall inform ViroPharma of any damage to the Active Pharmaceutical Ingredient received that is visually obvious (e.g., damaged or punctured containers) within [***] ([***]) business days of OSG receipt. OSG will verify the quantity of the Active Pharmaceutical Ingredient and will perform an identify test on it, informing ViroPharma within (10) business days of any discrepancies in quantity or its failure to conform to the identity specification as defined in the API Specifications. OSG shall retain, for ViroPharma’s inspection, any such Active Pharmaceutical Ingredient that fails to conform to the identity specification as defined in the API Specifications.

(c)	Risk. Subject to Section 18.1 below, risk of loss, damage, and/or contamination of the Active Pharmaceutical Ingredient shall pass to OSG upon [***].

(d)	Inventory Reporting. OSG and ViroPharma are attempting to create an automated interface that will provide ViroPharma with real-time inventory data (the “SAP Interface”).

[***]	Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(i)	From and after the date that ViroPharma is reasonably satisfied that the SAP Interface provides ViroPharma with real-time inventory data for the API, then OSG shall confirm to ViroPharma in writing, within [***] ([***]) business days after the end of each calendar month, the quantities of Active Pharmaceutical Ingredient and Product remaining in its inventory at the end of each month.

(ii)	Until subsection (i) above is effective, and during all periods when the Interface is not operating to ViroPharma’s reasonable satisfaction, OSG shall confirm to ViroPharma in writing, within [***] ([***]) business days after the end of each week, the quantities of Active Pharmaceutical Ingredient and Product remaining in its inventory at the end of each week.

(e)	Title. ViroPharma shall at all times retain title to the Active Pharmaceutical Ingredient. OSG shall keep ViroPharma’s title to all Active Pharmaceutical Ingredient while in OSG custody free and clear of all liens and encumbrances. OSG shall pay all costs associated with securing the release of any such liens and encumbrances, and shall indemnify ViroPharma for all Claims incurred by ViroPharma as a result of OSG breach of this Section 6.1.e. If requested by ViroPharma, the Parties agree to discuss in good faith entering into a mutually acceptable Consignment Agreement (or similar document) with respect to Active Ingredient delivered to OSG by ViroPharma or its Supplier. OSG shall retain title to all work in process and Product containing Active Pharmaceutical Ingredient until title passes to ViroPharma at the shipping point for the Product contemplated by Section 4.3 above.

(f)	Printed/Packaging Materials Artwork. ViroPharma shall provide OSG with camera-ready artwork for all printed and packaging components to be used in the Manufacturing of the Product.

6.2	Monthly API Reports. Within [***] business days after the end of each month, OSG shall provide a written report to ViroPharma detailing the amount of Active Pharmaceutical Ingredient in OSG’s work in process for the Product as of the end of the immediately preceding month.

7 OSG SUPPLIED MATERIALS

7.1	Raw Materials and Excipients. OSG shall provide all raw materials and excipients necessary for Services or supply of Product described in the Project Agreement (excluding Active Pharmaceutical Ingredient), including but not limited to packaging components, and printed material components. All raw material specifications and excipients shall meet ViroPharma specifications as defined in the Project Agreement and must be approved by ViroPharma in writing prior to use.

8 COMPLIANCE

8.1	Annual Product Review. OSG shall generate the data necessary for an annual product review for each strength of Product produced at its manufacturing facility for ViroPharma. OSG shall provide ViroPharma with a copy of such data no later than [***] each year. The following information shall be included in each annual product review:

•	A review of available in-process control data and critical Product test results (including trend analysis, comparison of data from previous year);

[***]	Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

•	A summary of all batches prepared and review of all batches that fail to meet established Specifications (including a report of atypical data and determination of significance with respect to process control and quality);

•	A review of critical deviations or non-conformances and related deviations;

•	A review of critical changes carried out to the process, analytical methods, API, excipients, or packaging components;

•	A review of the results generated by the stability monitoring program (including trend analysis);

•	A review of all quality-related returns, complaints, and recalls; and

•	Conclusion/recommendation regarding the status of Product validation.

The annual product review shall be subject to final approval by ViroPharma. Using a quality review process, OSG and ViroPharma shall determine whether or not significant changes have been made to the system or process, and whether revalidation is required. ViroPharma shall be responsible for preparing the resultant annual product report (including conclusions, recommendations and implementation target dates), and for submitting such report to the FDA.

8.2	Access to Premises and Records. Personnel from ViroPharma shall, upon reasonable advance notice to OSG and in addition to the audits described in Sections 8.6 and 8.24, have access during normal business hours to OSG premises where (Services and/or Manufacturing) being conducted in order to observe and review the services, manufacturing, quality control and testing processes, and records of all production and quality assurance data related to a Product.

8.3	Release/Batch Records. OSG shall perform all required in-process and finished Product testing per the Product Specifications using validated methods prior to releasing to ViroPharma within [***] ([***]) days after OSG completes final packaging of finished Product for a batch of Product. OSG shall provide a batch release document package to ViroPharma consisting of a (a) certificate of analysis, (b) certificate of compliance, (c) deviation report, and (d) if requested by ViroPharma, a complete copy of the batch record. ViroPharma shall perform the final quality control release of the Product to the market.

[***]	Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

8.4	Change Control. OSG shall maintain a formal process to document all changes relating to a Product. A change related to a Product is defined as any change that (a) impacts the regulatory commitments for the Product; (b) may affect the quality, purity, safety, identity or strength of the Active Ingredient or the Product; (c) would necessarily result in changing or modifying the Product Specifications; or (d) may require re-validation of any part of the (Services and/or Manufacturing) process. All proposed changes relating to the Product by OSG shall be communicated to ViroPharma in writing, and approved by ViroPharma in writing prior to implementation.

8.5	Cleaning Validation. Cleaning procedures relating to a Product will be developed and validated by OSG. OSG shall notify ViroPharma in writing promptly following the approval of the validated cleaning process. OSG shall assure that equipment and facilities used in the Services and/or Manufacturing of the Product and also used for other client’s products, shall be cleaned in accordance with validated cleaning procedures for such products.

8.6	Compliance Audits. Upon reasonable advanced notice or in the event of quality problems relating to a Product, OSG shall permit authorized representatives of ViroPharma to audit the OSG Facility and Manufacturing records relating to a Product to assure cGMP and cGLP compliance during normal business hours. Within [***] ([***]) days of the completion of the audit, ViroPharma will provide to OSG a written audit observation report. Within [***] ([***]) days of receipt of this audit observation report, OSG shall provide ViroPharma in writing a proposed action plan to address the observations, including expected dates for resolution of such observations (“Resolution Dates”), which shall be reviewed by and be subject to the approval of ViroPharma. OSG shall promptly notify ViroPharma if any of the Resolution Dates are expected to be missed by OSG, and the reasons for the delays. In addition, upon ViroPharma’s request, OSG shall provide ViroPharma with a written update on OSG’s efforts to address the observations.

8.7	Deviations. OSG shall have formal procedures in place to use for the basis of evaluating, justifying, documenting and approving deviations which may occur in performing the Services. OSG shall report deviations relating to a Product to ViroPharma in the manner described in the Quality Agreement for such Product. ViroPharma shall review deviation documentation and will provide in writing its decision to OSG on whether it will accept or reject the Product.

8.8	Manufacturing Facility. OSG shall not Manufacture a Product, or any portion of the Product, in any facility other than the OSG Facility identified in the applicable Project Agreement without the prior written consent of ViroPharma. OSG shall maintain all governmental permits, licenses, and approvals required relating to a Product.

8.9	Non-Conforming Product

(a)	Testing and Rejection of Delivered Products. ViroPharma shall be entitled at its expense, to evaluate Product Manufactured by OSG to determine whether a Defect exists. In the event of a Defect, ViroPharma will notify OSG in writing within [***] ([***]) days after its receipt of Product. Product not rejected within such [***] ([***]) day period will be deemed accepted. In the event a Defect in

[***]	Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

the Product could not reasonably be discovered within this [***] ([***]) day period “Latent Defect”, ViroPharma shall have the right to reject such Product within [***] ([***]) days after discovering the Defect. OSG shall reimburse to ViroPharma [***]. OSG shall replace the rejected Product with Product that is not defective within [***] ([***]) days of completion of the investigation of the Defect. OSG will deliver such replacement Product to ViroPharma [***]. If both companies decide that the product cannot be reworked or used, OSG will, [***], arrange for all such Defective Product to be picked up and destroyed in accordance with all Applicable Laws, and shall deliver to ViroPharma a certificate of destruction signed by an authorized representative of OSG. ViroPharma’s actual or deemed acceptance of Product shall not be construed as limiting any remedies given ViroPharma at law or under this Agreement. Notwithstanding the foregoing, ViroPharma shall not have the right to reject Product that is not saleable because of inadequacies or deficiencies in the Specifications.

(b)	Third-Party Testing. In the event OSG does not agree with ViroPharma’s determination that the Product is Defective, the parties shall, in good faith, attempt to resolve such dispute. If ViroPharma and OSG cannot resolve such dispute, an independent laboratory which is acceptable to both Parties shall be asked to test the Product in dispute (“Disputed Product”). To the extent such laboratory finds that the Disputed Product is not Defective, ViroPharma shall pay the fees of such laboratory related to such testing and shall promptly pay for the Disputed Product. To the extent that such laboratory finds that the Disputed Product is Defective, OSG shall pay the fees of such laboratory related to such testing.

8.10	Personnel Training/Qualification. OSG shall have a documented training program to assure that all personnel engaged in providing Services have the appropriate education, training and experience required to perform their assigned functions properly.

8.11	Product Inquiries. ViroPharma shall receive all Product inquiries including quality complaints, adverse drug reactions and requests for medical information. OSG shall notify ViroPharma within twenty-four (24) hours of any receipt of a Product inquiry and immediately forward it to ViroPharma. ViroPharma shall evaluate and, if necessary, request OSG’s support in its investigation.

8.12	Product and Process Qualification. ViroPharma and OSG will settle commonly the requirements and the degree of product and process qualifications. OSG shall perform qualification activities for all equipment, computer, utilities, and facilities relating to a Product. OSG shall qualify all processes used in providing Services, assuring that the process is capable of consistently achieving the acceptance criteria of the process qualification and Product Specifications. ViroPharma shall have the right to review and approve in writing all qualification procedures and results of the qualification activities relating to the Product. Both ViroPharma and OSG will work together to resolve process capability issues: only in the event that the commonly agreed requirements cannot be met.

[***]	Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

8.13	Product Recalls. ViroPharma shall be responsible for making all decisions regarding the recall of the Product (including notification of the FDA and/or Relevant Agency). In the event of a Product recall (whether voluntary or required or requested by a governmental authority), ViroPharma shall coordinate the recall with OSG as appropriate. OSG will provide all shipment information and other data necessary to provide Product traceability, and will actively participate and cooperate in the investigation and implementation of the recall of product in association with ViroPharma. If OSG believes a recall is necessary, OSG shall notify ViroPharma within twenty-four (24) hours in writing and by telephone to ViroPharma’s Quality Manager, whereupon ViroPharma will determine whether or not it is necessary to initiate the recall. If the recall is due to a Defect, OSG shall reimburse ViroPharma for the sum of [***].

8.14	Product Rework/Reprocessing. OSG shall not supply ViroPharma with any Product containing reworked and/or reprocessed materials unless ViroPharma has approved in writing a validated reworked and/or reprocessed procedure developed and implemented by OSG.

8.15	Product Specifications. ViroPharma shall provide Product Specifications as part of the Individual Project Agreement document or other supporting documentation that describe the standards in which OSG must meet in the Manufacture of a Product supplied to ViroPharma. ViroPharma shall inform OSG in writing of any proposed changes to the Specifications.

8.16	Product Stability Program. On an annual basis, OSG shall place in a stability program per the ViroPharma approved protocol in the applicable Project Agreement, a minimum of [***] percent ([***]%) of lots for all dosage forms produced. OSG and ViroPharma will mutually agree on which representative lots should be placed within the stability program.

8.17	Raw Materials and Excipients Inspection/Control. OSG shall inspect, test, control and trace all incoming raw materials and excipients, including printed materials and packaging used in the Manufacture of a Product.

8.18	Record Retention. OSG shall retain all Manufacturing and shipping documentation for a minimum of [***] after Product expiration for each lot of Product manufactured. OSG will notify ViroPharma prior to record destruction and upon request, shall provide the records to ViroPharma at ViroPharma’s expense. Any records not requested by ViroPharma shall be shredded by OSG.

8.19	Regulatory Inspections. OSG shall inform ViroPharma in writing within twenty-four (24) hours of any governmental or regulatory inquiry, communication, audit or inspection of its facility and (Services and/or Manufacturing) processes directly relating to a

[***]	Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Product, or any of the foregoing that relate to general (i.e., not product-specific) operating issues regarding the Facility that may reasonably have an impact on OSG’s ability to provide the Services and Manufacture the Product. ViroPharma shall have the right to have a representative present at the Facility during any governmental or regulatory agency inspection relating to a Product. OSG shall provide ViroPharma copies of any written communication from a governmental or regulatory agency relating to a Product or relating to general (i.e., not product-specific) operating issues regarding the Facility, within forty-eight (48) hours of its receipt. ViroPharma shall be given the opportunity to provide assistance to OSG in responding to any such inquiry, communication, inspection relating to a Product. OSG shall notify ViroPharma in writing prior to entering into a consent decree or an order being entered against OSG involving OSG failure, or alleged failure to comply with cGMP.

8.20	Regulatory Requirements. OSG shall perform the Services and perform quality assurance and quality control testing in compliance with the applicable NDA and/or NADA and all Applicable Laws, in accordance with the Specifications of the Product. ViroPharma shall fulfill all regulatory requirements with respect to the Product that are imposed by Applicable Laws upon ViroPharma as the holder of the NDA and/or NADA. OSG shall be responsible for the registration of the Drug Establishment, maintaining the site manufacturing license for the production of the Product. OSG and ViroPharma shall provide one another with information necessary to fulfill such regulatory obligations.

8.21	Sample Retention. OSG shall retain and store in a secure manner under conditions consistent with the Product’s labeling, representative samples from each Product lot, including Active Pharmaceutical Ingredient, for at least [***] after the Product’s expiration date. Recipient representative samples shall be retained by OSG for at least [***]. OSG will notify ViroPharma prior to retained sample destruction and upon request, shall provide the samples to ViroPharma at ViroPharma’s expense.

8.22	Subcontracting. OSG shall not utilize any Subcontractors in the Manufacture of a Product without the prior written approval of ViroPharma.

8.23	Warehousing. While under OSG control, OSG shall be responsible for storage of the Active Pharmaceutical Ingredient, excipients and the Product as per the storage requirements specified in the applicable Project Agreement.

8.24	Other Audits of the Facilities. Upon reasonable advanced notice or in the event of problems relating to a Product, OSG shall permit authorized representatives of ViroPharma to audit for environmental, health, and safety programs and practices [***] and/or as needed, and to audit for such matters as are reasonably required for ViroPharma to comply with the requirement of the Sarbanes-Oxley Act of 2002 [***] per year (the “Sarbanes Audit”), and OSG shall take such steps that are reasonably required to address any deficiencies noted in the Sarbanes Audit. In connection with at least one Sarbanes Audit, OSG shall allow for an inventory audit including, but not limited to, Active Pharmaceutical Ingredient, WIP API and finished Product. ViroPharma or its authorized representatives shall use reasonable efforts to conduct such Sarbanes Audits in [***], unless any such audit indicates a

[***]	Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

matter that requires further investigation. For each Sarbanes Audit after the first the first Sarbanes Audit conducted in each calendar year, OSG Norwich will accommodate the request and will subsequently invoice ViroPharma at the rate of [***] per day for the time/effort associated with these additional audits.

9 SUPPLIER RELATIONSHIP

9.1	Supplier Relationship Team: Within a reasonable period of time following the execution of this Agreement, OSG and ViroPharma shall form a team (“Supplier Relationship Team”) which shall meet to address issues and oversee the relationship between ViroPharma and OSG. Each Party shall provide representation for managing the Supplier Relationship. After the commencement Date, OSG shall identify and, with both parties approval, pursue projects that will improve the manufacturing processes and reduce the costs for Product. ViroPharma agrees to support OSG in the process. A process for reviewing, approving and financing such projects, which impact Product, shall be established and documented in the MRD. The Parties shall share any cost savings to the Manufacture of Product realized as a result of the work of the Supplier Relationship Team and the applicable Price shall be adjusted accordingly. From time to time the Parties may, at their own expense, invite internal or external consultants to advise the Supplier Relationship Team. Any and all such external consultants shall execute a confidentiality agreement in a form mutually acceptable to the Parties.

10 REPRESENTATIONS AND WARRANTIES: VIROPHARMA

10.1	Non-infringement. ViroPharma represents and warrants that, to its knowledge, the ViroPharma Know-How, ViroPharma Patents, or ViroPharma trademarks related to this Agreement do not involve the misappropriation of any trade secrets or the infringement of any valid patents, copyrights, trademarks, or any other intellectual property rights of any other Persons.

10.2	API Specifications. ViroPharma represents and warrants that all Active Pharmaceutical Ingredient supplied to OSG under this Agreement shall conform to the API Specifications.

10.3	DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 10, VIROPHARMA MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND VIROPHARMA SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF NON-INFRINGEMENT.

[***]	Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

11 REPRESENTATIONS AND WARRANTIES: OSG

11.1	Not Debarred. OSG hereby represents and warrants that it is not debarred and has not and will not use in any capacity the services of any person debarred under subsections 306(a) or (b) of the Generic Drug Enforcement Act of 1992 or any comparable law in any Foreign Jurisdiction. If at any time this representation and warranty is no longer accurate, OSG shall immediately notify ViroPharma of such fact.

11.2	Non-infringement. OSG represents and warrants that, to its knowledge, any OSG Know-How and OSG patents, used in the performance of this Agreement do not involve AND WILL NOT INVOLVE the misappropriation of any trade secrets or the infringement of any valid patents, copyrights, trademarks, or other intellectual property rights of any other Persons.

11.3	Product Specifications; Applicable Laws; Title; Shelf Life. OSG hereby represents and warrants that all Product, at the date shipped to ViroPharma or to a location of ViroPharma’s designation, shall: (i) fully conform to the applicable Specifications; (ii) have been Manufactured in compliance with the applicable regulatory requirements, cGMP and all Applicable Laws; (iii) be not materially different from the potency specified in the Certificate of Analysis, nor adulterated or misbranded within the meaning of any Applicable Law; and (iv) not knowingly be Defective. OSG further represents and warrants that no other Person shall, by reason of OSG acts or omissions, have any security interest, No lien on API or released finished product. OSG further represents and warrants that, unless otherwise mutually agreed upon by the Parties, Product shipped to ViroPharma or other location of ViroPharma’s designation shall have a shelf life specified in the applicable Project Agreement. OSG further represents and warrants that it Materially complies with Applicable Laws pertaining to its overall operations.

11.4	Raw Materials from Animal Sources. OSG represents and warrants that no Product (and no component, raw material or ingredient thereof) delivered pursuant to this Agreement shall be derived from or manufactured using any human components. Except as otherwise set forth in the applicable Project Agreement, OSG further represents and warrants that no Product (and no component, raw material or ingredient thereof, such as flavoring agents) shall be derived from or manufactured using any animal components without the prior written consent of ViroPharma, which consent may be withheld by ViroPharma for any reason

11.5	Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 11, OSG MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND OSG SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF NON-INFRINGEMENT

12 CONFIDENTIALITY

The Receiving Party, on behalf of itself and its Representatives, shall preserve as confidential all, shall not disclose any, and shall not use for the benefit of itself or any third party any, Confidential Information of the Disclosing Party to which Receiving

Party or its Representatives may have access and/or observed as a result of preparing for or the actual performance of this Agreement. This confidentiality obligation shall apply to all Confidential Information of the Disclosing Party whether in its original form or a derivative form, and to all Confidential Information of a Disclosing Party whether received or observed by a Receiving Party or its Representatives prior to, on or after the Effective Date. Receiving Party agrees to reveal the Confidential Information only to those of its Representatives who need to know such Confidential Information for purposes of performing its obligations under this Agreement. Receiving Party has the responsibility to inform its Representatives receiving Confidential Information of its confidential nature and shall be responsible for ensuring that such Representatives act in accordance with the terms and conditions of this Section 12 to the same extent as though they were parties hereto. Receiving Party shall be responsible for any violation of those obligations by its Representatives.

Documents containing Disclosing Party’s Confidential Information made available to the Receiving Party or its Representatives shall remain the property of the Disclosing Party and shall be returned, along with all copies thereof, to the Disclosing Party upon the earlier of the termination of the Agreement or the request of the Disclosing Party. Analyses, compilations, studies or other documents, whether prepared by the Receiving Party or others on its behalf, which contain or otherwise reflect Confidential Information shall be destroyed upon termination of the Agreement except as otherwise required by Applicable Laws or this Agreement. Notwithstanding the foregoing, the Receiving Party may retain a copy of any of such Confidential Information solely for archive purposes and subject to the obligations to continue to maintain the Confidential Information in confidence.

Notwithstanding anything to the contrary in this Agreement, the Receiving Party may disclose the Disclosing Party’s Confidential Information to the extent such Confidential Information is required to be disclosed by law; however, in such event, the Receiving Party shall promptly notify the Disclosing Party of the requirement to disclose and, if the Disclosing Party requests, shall provide reasonable assistance at the Disclosing Party’s expense in pursuing legal action to prevent or limit the requested disclosure.

Should OSG use a subcontractor for the manufacture or supply of Product or in providing any services hereunder (which it may not do without the prior written consent of ViroPharma), OSG shall require the subcontractor to execute a confidentiality and nondisclosure undertaking in the same form as set forth in this Section 12.

Neither Party shall disclose any information about this Agreement, including its existence, without the other Party’s prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing or anything else in this Agreement to the contrary, ViroPharma may, without the written consent of OSG, make filings or disclosures that are required by or to the Securities and Exchange Commission (and any other applicable securities exchanges) that discuss the subject matter of this Agreement or any exhibit or attachment hereto or any Project Agreement (including without limitation, filing this Agreement, any Project Agreement and any exhibit or attachment). ViroPharma will provide OSG with an advance copy of this Agreement and any Project Agreement marked to show provisions for which ViroPharma intends to seek confidential treatment and will consider and take into account OSG’s reasonable comments thereon.

13 OTHER COVENANTS AND AGREEMENTS

13.1	Waste Disposal. OSG shall collect and dispose of all waste generated in the performance of the Services (including, without limitation, discarded samples and failed batches) in accordance with all Applicable Laws.

13.2	Material Safety Data Sheet. ViroPharma shall provide OSG with Material Safety Data Sheets, and updates thereof, for Product and Active Ingredient as required by Applicable Law. Each Party shall comply with any exposure requirements for Product and Active Ingredient. OSG shall promptly inform ViroPharma of any known adverse environmental, health, or safety events related to the Manufacture of Product.

13.3	Cooperation with Third Parties. If either Party becomes engaged in or participates in any investigation, claim, litigation or other proceeding with any third party, including but not limited to the FDA, relating in any way to Product or Manufacture of Product, the other Party will, upon request by the first Party, cooperate in all reasonable respects with the first Party in connection therewith, including, without limitation, using its reasonable efforts to make available to the first Party or such third party at the first Party’s expense, such of the other Party’s employees who may be helpful with respect to such investigation, claim, litigation or other proceeding.

13.4	Contingency Plans. OSG has in place contingency plans that generally address the continuous supply of Product to its customers (the “Contingency Plans”). The Supplier Relationship Team shall from time to time review the Contingency Plans to ensure that they adequately protect the continuous supply of Product to ViroPharma, and OSG shall make any changes to the Contingency Plans recommended by the Supplier Relationship Team.

13.5	NDAs. Notwithstanding any assistance provided by OSG in acquiring approval from the FDA of any NDA, ViroPharma shall own all right, title and interest in and to each NDA.

13.6	NADAs. Notwithstanding any assistance provided by OSG in acquiring approval from the FDA of any NADA, ViroPharma shall own all right, title and interest in and to each NADA.

13.7	OSG Right to Review. OSG shall have the right to review those portions of ViroPharma’s proposed regulatory submissions, which contain data generated or provided by OSG before the submissions are filed with appropriate regulatory authorities. OSG shall complete its review of those portions of the submissions within [***] after receipt thereof. Should OSG request additional time to review, ViroPharma will consider such request in good faith. OSG shall consult with and advise ViroPharma in responding to questions from the regulatory authorities regarding ViroPharma’s submission(s) for Product. In addition, ViroPharma will provide to OSG copies of applicable sections of NDA and or NADA(s) (i.e., those related to the Manufacture of Product at the Manufacturing Facility) prior to applicable regulatory pre-approval inspections.

[***]	Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

14 INDEMNIFICATION; REMEDIES

14.1	Indemnification of OSG. ViroPharma shall indemnify, defend, and hold OSG and its Affiliates (and their respective officers, directors, and employees) harmless from and against any and all Claims that occur as a consequence of (a) any breach of any representation or warranty made by ViroPharma in this Agreement or a Project Agreement; (b) any failure to perform duly and punctually any covenant, agreement or undertaking on the part of ViroPharma contained in this Agreement or a Project Agreement; (c) the negligence, gross negligence or willful misconduct of ViroPharma Representatives (or their respective); (d) failure of Active Pharmaceutical Ingredient supplied by ViroPharma to conform to the API Specifications, or if PEG is used to Manufacture Product, the failure of the PEG supplied by ViroPharma to conform to the PEG Specifications which, in either case, could not have been reasonably discovered by OSG pursuant to Section 6.1(a) or (b); or (e) the handling, possession, marketing, distribution, promotion, sale, or use of Product following shipment of Product to ViroPharma pursuant to Section 4.3 including, but not limited to, any claim asserting strict liability, except to the extent such Claims are based on, arise out of, or are caused by, the negligence, gross negligence or willful misconduct of OSG or its Representatives or suppliers, any breach of any representation or warranty made by OSG in this Agreement, or OSG failure to perform duly and punctually any covenant, agreement or undertaking of OSG contained in this Agreement or a Project Agreement

14.2	Indemnification of ViroPharma. OSG shall indemnify, defend, and hold ViroPharma and its Affiliates (and their respective officers, directors, and employees) harmless from and against any and all Claims that occur as a consequence of (a) the negligence, gross negligence or willful misconduct of OSG or Representatives or suppliers; (b) any breach of any representation or warranty made by OSG in this Agreement or a Project Agreement; or (c) any failure to perform duly and punctually any covenant, agreement or undertaking on the part of OSG contained in this Agreement or a Project Agreement. Except to the extent such claims are based on, arise out of, or are caused by the negligence, gross negligence or willful misconduct of ViroPharma or Representatives or suppliers.

14.3	Mitigation. ViroPharma and OSG shall use good faith efforts to attempt to resolve any claim or liability for which indemnification may be sought under this Agreement, including without limitation, by making commercially reasonable efforts to mitigate or resolve any such claim or liability.

14.4	Notice. A Party claiming a right to indemnification (an “Indemnified Party”) will promptly notify the other Party (“Indemnifying Party”) in writing of any Claim after receipt by the Indemnified Party of written notice of the Claim. Failure to give such notice will not affect the indemnification provided under this Agreement, except to the extent the Indemnifying Party is actually prejudiced in a material manner by such failure. Thereafter, the Indemnified Party will promptly deliver to the Indemnifying Party copies of all notices and documents received by the Indemnified Party relating to the Claim.

14.5	Defense by Indemnifying Party. The Indemnifying Party will have the right to assume the defense of the Claim. The Indemnified Party will have the right to participate in any such proceeding.

14.6	Separate Counsel. The Indemnified Party will have the right to retain its own counsel in any such proceeding. The Indemnified Party shall pay for its own counsel unless there is a reasonable basis to believe that (i) one or more legal defenses may be available to it which are different from or additional to those available to the Indemnifying Party, or (ii) representation of both parties by the same counsel would be inappropriate in the opinion of the Indemnified Party’s counsel due to actual or potential differing interests between them. In any such case, the Indemnifying Party shall be responsible to pay for the reasonable costs and expenses of the separate counsel retained to represent the Indemnified Party.

14.7	Cooperation. The Indemnified Party will cooperate in all reasonable respects with the Indemnifying Party in connection with any Claims and the defense or compromise thereof. If the Indemnifying Party has assumed the defense of a Claim, the Indemnified Party will not admit any liability with respect to, settle, compromise, or discharge, the Claim, without the Indemnifying Party’s prior written consent, which consent shall not be unreasonably withheld; provided, however, that admissions of facts which a party may be required to make will not be deemed to be admissions of liability.

14.8	Settlement. The Indemnifying Party will have the right, in consultation with the Indemnified Party, to settle those aspects of the Claim dealing only with the payment of money, provided that the Indemnifying Party pays such money and such settlement includes a general release of the Indemnified Party from the Claim. In connection with any such defense or settlement, the Indemnifying Party will not enter into a consent decree involving any admission, injunctive or non-monetary relief or consent to an injunction without the Indemnified Party’s prior written consent, which consent may be withheld for any reason.

14.9	LIMITATION OF LIABILITY. EXCEPT FOR COSTS OF A RECALL ENUMERATED IN SECTION 8.13, ABOVE, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, HOWEVER CAUSED OR UPON ANY THEORY OF LIABILITY, INCLUDING ONE’S OWN NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

15 INSURANCE

15.1	Property Damage. ViroPharma shall purchase and maintain insurance or may self-insure to cover the Active Pharmaceutical Ingredient during shipment to OSG. Subject to Section 18.1 below, OSG shall purchase and maintain insurance to cover the Active Pharmaceutical Ingredient and other items supplied by ViroPharma, work-in-process and finished goods while such items are at OSG.

15.2	Liability. OSG and ViroPharma will each, throughout the term of this Agreement, obtain and maintain at its own cost and expense from a qualified insurance company, comprehensive general liability insurance, including standard product liability insurance designating each other as an additional insured. Such policies will provide protection against any and all claims, demands and causes of action arising out of any defects or failure to perform, alleged or otherwise, of the Product or any material used in connection therewith or any use thereof. The minimum amount of liability coverage required by this Agreement shall be [***] dollars ($[***]) per incidence and [***]dollars ($[***]) coverage for the year. OSG and ViroPharma each agree to furnish within thirty (30) working days after execution of this Agreement proof that insurance required pursuant to Sections 15.1 and under this Section 15.2 are in effect in the form of a certificate of insurance from the insurance carrier. Such certificate of insurance shall provide that the carrier will not terminate said coverage without giving the party which is the additional insured sixty (60) days prior written notice. ViroPharma may, at its option, satisfy, in whole or in part, its obligations under this Section 15.2 through its self-insurance program

16 TERM AND TERMINATION

16.1	Term. This Agreement shall be effective as of the Effective Date and shall expire on December 1, 2010 (the “Initial Term”). At the end of the Initial Term, this Agreement shall continue automatically for successive one (1) year periods under the same terms and conditions hereunder until terminated. This Agreement may be terminated by OSG at the expiration of the Initial Term or at the expiration of any renewal term upon not less than [***] ([***]) months prior written notice to ViroPharma. This Agreement may be terminated by ViroPharma at the expiration of the Initial Term or at the expiration of any renewal term upon not less than [***] ([***]) months prior written notice to OSG. Any termination of this Agreement pursuant to any provision of this Agreement shall be deemed to be a termination of each Project Agreement. Notwithstanding anything to the contrary in this Section 16.1, but subject to the right to terminate pursuant to any other provisions of this Agreement (e.g., pursuant to Section 16.2 and 16.3) (in which case this sentence will not apply), the Initial Term or any renewal term will automatically be extended for any period commensurate with the remaining term of any Project Agreements which are then in effect. In such a case, the effective date of termination pursuant to this Section 16.1 will be the termination date of the last Project Agreement to terminate.

16.2	Termination for Material Breach. In addition to the right to terminate pursuant to Sections 16.1 and 16.3, either Party may terminate this Agreement in the event of a material breach by the other of this Agreement, or one or more of the Project Agreements, provided that the Party asserting such breach first serves written notice of the alleged breach on the offending Party and such alleged breach is not cured within [***] ([***]) days of said notice; provided further, however, that this Agreement shall not terminate pursuant to this Section 16.2 unless, at the termination of such [***] ([***]) day period, the Party asserting such breach notifies the other Party in writing of such termination due to a failure to cure the material breach.

[***]	Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

16.3	Termination for Insolvency. In addition to the right to terminate pursuant to Sections 16.1 and 16.2, if either Party becomes insolvent or suspends its business, or files a voluntary petition pursuant to any reorganization or insolvency law of any jurisdiction, or consents to an involuntary petition pursuant to any reorganization or insolvency law of any jurisdiction, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a receiver or trustee of all or a substantial part of its property (such Party, upon the occurrence of any such event, a “Bankrupt Party”), then the other Party to this Agreement may thereafter immediately terminate this Agreement by giving notice of termination to the Bankrupt Party.

16.4	Survival. Expiration or earlier termination of this Agreement will not extinguish rights or obligations previously accrued or vested. In addition, the provisions of Sections 1, 3.1, 3.2, 3.3, 3.6, 3.8, 5.6, 6.1, 6.2, 8.1, 8.11, 8.13, 8.14, 8.18, 8.21, 8.24, 10, 11, 12, 13.1, 13.3, 13.5, 13.6, 14, 16.4, 16.5 and 18 shall survive the termination, expiration or completion of this Agreement, except to the extent any provision of such Section is expressly limited to the term of this Agreement or the applicable Project Agreement.

16.5	OSG Obligations upon Expiration or Termination. Upon the expiration or earlier termination of this Agreement or a Project Agreement, OSG will use its commercially reasonable efforts to assist ViroPharma in the transfer of relevant manufacturing technology and information to another qualified manufacturing site if necessary. ViroPharma will pay OSG for all such efforts in a commercially reasonable amount mutually agreed upon by the Parties prior to transfer of information. In addition, OSG shall, at ViroPharma’s request, return to ViroPharma any unused Active Pharmaceutical Ingredient and all samples and data held or generated by OSG in performing the Services under this Agreement, and/or all packaging and other Product-related (other than Active Pharmaceutical Ingredient) materials in the possession of OSG (“Non-API Materials”); provided that ViroPharma shall reimburse OSG for it’s actual out of pocket costs incurred in returning to ViroPharma the Non-API Materials in the possession of OSG that are requested by ViroPharma (the “Out-of Pocket-Costs”). If ViroPharma requests any of such Non-API Materials, and if this Agreement or a Project Agreement is terminated by ViroPharma for any reason not due to an event contemplated by Sections 16.2 or 16.3 above, then in addition to reimbursing OSG for its Out-of-Pocket Costs, ViroPharma shall pay OSG an additional amount equal to [***]% of such Out-of-Pocket Costs.

17 [RESERVED]

18 MISCELLANEOUS

18.1	Force Majeure

(a)	If either Party is prevented from complying, either totally or in part with any of the terms or provisions set forth herein (except for an obligation to make monetary payments), by reason of force majeure, including, by way of example and not of limitation, fire, flood, explosion, storm, strike, lockout or other labor dispute, riot, war, rebellion, accidents, acts of God, acts of governmental agencies or instrumentalities, failure of suppliers (including ViroPharma’s inability to obtain

[***]	Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Active Ingredient from a third party) or any other external or non-negligent internal cause or externally induced casualty, which, in each instance, are beyond its reasonable control, whether similar to the foregoing contingencies or not, said Party shall provide written notice of same to the other Party. Said notice shall be provided within [***] ([***]) business days of the occurrence of such event and shall identify the requirements of this Agreement or such of its obligations as may be affected, and to the extent so affected and beyond such Party’s reasonable control, said obligations shall be suspended during the period of such disability.

(b)	If any raw materials, facility systems or capacity is used for both Product and any other products or purposes (any other products or purposes collectively referred to herein, “Competing Products”), any allocation necessary as a result of a force majeure event shall be made as between ViroPharma’s needs and the needs of any other party to whom OSG has firm contractual obligations on a pro rata basis based on Product’s and Competing Products’ respective percentage contributions to the total gross amount invoiced by OSG for sales of Product and Competing Products in the [***] ([***]) months preceding the date of the event constituting force majeure.

(c)	The Party prevented from performing hereunder shall use reasonable efforts to remove such disability, and shall continue performance whenever such causes are removed. The Party so affected shall give to the other Party a good faith estimate of the continuing effect of the force majeure condition and the duration of the affected Party’s nonperformance.

If the period of any previous actual nonperformance of OSG because of OSG force majeure conditions plus the anticipated future period of OSG nonperformance because of such conditions will exceed an aggregate of [***] ([***]) days within any [***] ([***]) month period, ViroPharma may terminate this Agreement by notice to OSG. If the period of any previous actual nonperformance of ViroPharma because of ViroPharma force majeure conditions plus the anticipated future period of ViroPharma nonperformance because of such conditions will exceed an aggregate of [***] days within any [***] month period, OSG may terminate this Agreement by notice to ViroPharma.

18.2	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania excluding any choice of law rules, which may direct the application of the law of another state.

18.3	Successors and Assigns; Assignment and Delegation. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that, except in connection with a sale, merger, consolidation or other business combination involving all or substantially of its assets or capital stock, neither OSG nor ViroPharma may assign or delegate any of its rights, duties or obligations (including, without limitation, by engaging a subcontractor) hereunder without the prior written consent of the other. Notwithstanding the foregoing,

[***]	Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

ViroPharma shall have the right without the prior written consent of OSG to assign all of ViroPharma’s rights, obligations, and responsibilities under this Agreement and any Project Agreement as collateral in connection with any existing or future financing of ViroPharma. No assignment of this Agreement or of any rights hereunder or the delegation of any duties or obligations (including, without limitation, by engaging a subcontractor) shall relieve the assigning or delegating Party of any of its obligations or liability hereunder.

18.4	Use of Other Party’s Name and Marks. Except as otherwise provided in this Agreement, neither Party shall have any right, express or implied to use in any manner the trademarks, service marks, or name of the other.

18.5	Waiver. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof only by a written instrument executed by such Party. No delay on the part of either Party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any waiver on the part of either Party of any right, power, or privilege hereunder operate as a waiver of any other right, power, or privilege hereunder; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof of the exercise of any other right, power, or privilege hereunder.

18.6	Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, the legality, validity, and enforceability of the remaining provisions shall not be affected thereby, and in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the document a provision that is legal, valid, and enforceable, and as similar in terms to such illegal, invalid, or unenforceable provision as may be possible while giving effect to the benefits and burdens for which the parties have bargained hereunder.

18.7	Entire Agreement. This Agreement, the MRD, the QA, and all Project Agreements, including the exhibits and other attachments hereto and thereto, contain the entire agreement between the parties relating to the subject hereof and supersedes all prior drafts or understandings, whether written or oral, relating to the subject matter hereof.

18.8	Independent Contractor. OSG shall perform services hereunder only as an independent contractor, and nothing herein shall be construed to be inconsistent with that independent contractor relationship. Under no circumstances shall the independent contractor or any employee of OSG be considered an employee or agent of ViroPharma. This Agreement shall not constitute, create or in any way be interpreted as a joint venture, partnership, or formal business organization of any kind. Except as is expressly set forth herein, neither Party shall have any right by virtue of this Agreement to bind the other Party in any manner whatsoever.

18.9	Amendment. This Agreement may be modified or amended only by written agreement of the Parties hereto signed by authorized representatives of the Parties.

18.10	Notices. All notices or other communications required or permitted to be given hereunder or under a Project Agreement, will be in writing and will be deemed to have been duly given if delivered by hand, courier, facsimile or if mailed first class, postage prepaid, by registered or certified mail, return receipt requested (such notices will be deemed to have been given on the date delivered in the case of hand delivery or delivery by courier, on the date set forth in the confirmation sheet in the case of facsimile delivery, and on the third (3rd) day after the date of post mark in the cast of delivery by mail) as follows:

If to ViroPharma, as follows:

ViroPharma Incorporated

397 Eagleview Boulevard, Exton, Pennsylvania 19341 U.S.A.

Attn: General Counsel

If to OSG, as follows:

OSG NORWICH PHARMACEUTICALS, INC.

6826 State Highway 12

Norwich, NY 13815

Attn: President

With a copy to:

OSG NORWICH PHARMACEUTICALS, INC.

6826 State Highway 12

Norwich, NY 13815

Attn: General Counsel

or in any case to such other address or addresses as hereafter will be furnished as provided in this Section 18.10 by any Party hereto to the other Party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.

VIROPHARMA INCORPORATED		OSG NORWICH PHARMACEUTICALS, INC.

By:	/s/ Michel de Rosen	By:	/s/ Christopher R. Calhoun
Printed Name:	Michel de Rosen	Printed Name:	Christopher R. Calhoun
Title:	President and CEO	Title:	President

EXHIBIT A

MANUFACTURING RELATIONSHIP DOCUMENT (MRD)

TABLE OF CONTENTS GUIDELINE

Manufacturing Relationship Overview

I.	MRD Administration

II.	Key Contacts

III.	Supply Chain

•	Physical flow diagram

•	Inter-company procedures/guidelines for forecasting, ordering, invoicing/payment, distribution, inventory reporting, etc.

•	Approved vendor list

IV.	Manufacturing Process

•	Master batch record, Process Flow Document, etc.

V.	Product Packaging

•	Specifications, configuration, samples, packaging instructions, etc.

VI.	Quality Assurance

•	Product/raw materials specifications, inter-company procedures/guidelines for handling complaints, recalls, etc.

VII.	Quality Control

•	Methods and inter-company procedures/guidelines for handling manufacturing related incidences

VIII.	Regulatory

•	Inter-company procedures/guidelines for label change control

•	Licensing

IX.	Health & Safety

•	MSDS

X.	Environmental

•	Inter-company procedures/guidelines required for compliance and reporting

XI.	Performance Metrics

•	Agreed upon measurements and results